Exhibit 8

WTC Custody for Mutual Fund/
Business Trust
Multiple Portfolios
Rev. 5/15/96

                      CUSTODY AGREEMENT


     This Agreement is made as of the 15th day of September, 1997, BETWEEN THE HOMESTATE GROUP, a common law trust organized under the laws of Pennsylvania (the "Trust"), having its principal place of business in Lancaster, Pennsylvania, and WILMINGTON TRUST COMPANY, a Delaware corporation (the "Custodian"), having its principal place of business in Wilmington, Delaware.

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and offers for public sale one or more distinct series of shares of beneficial interest (each series, a "Fund" and collectively, the "Funds"), each share having no par value, and each Fund corresponding to a distinct portfolio;

     WHEREAS, each share of beneficial interest
(collectively, "Shares") of a Fund represents an undivided interest in the assets of that Fund, subject to the liabilities of that Fund, as more fully described in the Declaration of Trust pursuant to which the Trust is created and governed;

    WHEREAS, the Trust desires to employ the Custodian to provide custody services; and

     WHEREAS, the Custodian is willing to furnish custody services to the Trust on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties agree as follows:


I.   Employment of Custodian; Property of the Trust to be
     ----------------------------------------------------
Held by the Custodian
---------------------
     The Trust hereby employs the Custodian as the custodian of its assets. The Trust agrees to deliver to the Custodian substantially all securities and cash owned by it on behalf of the Fund(s) from time to time, and substantially all income, principal, capital distributions or other payments received by it with respect to such securities, and the cash consideration received for the issuance and sale of Shares of the Trust from time to time. The Custodian will not be responsible for any property of the Trust not delivered to the Custodian.

II.  Duties of the Custodian with Respect to Property of the
     -------------------------------------------------------
Trust Held by the Custodian
---------------------------

A.   Holding Securities
     ------------------

     The Custodian will hold, earmark and physically segregate for the account of each Fund all non-cash property, including all securities owned by the Trust on behalf of the Fund(s), other than securities maintained pursuant to Article II, Section J hereof in a clearing agency which acts as a securities depository or in an authorized book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as a ``Securities System.''

B.   Delivery of Securities
     ----------------------

     The Custodian will deliver securities held by the Custodian or in a Securities System account only upon receipt of proper instructions, which may be continuing instructions, and only in the following cases:

          1. Upon sale of such securities for the account of each Fund and receipt of payment therefor;

          2. Upon receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust with respect to any Fund;

          3. In the case of a sale effected through a Securities System, in accordance with the provisions of Article
			   II, Section J hereof;

          4. To the depository agent in connection with tenders or other similar offers for securities of each Fund;

          5. To the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          6. To the issuer thereof, or its agent, for registration or re-registration pursuant to the provisions of Article II, Section C hereof; or for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

          7. To the broker selling such securities for examination in accordance with the ``street delivery'' custom; provided that the Custodian will maintain procedures to ensure prompt return to the Custodian by the broker in the event the broker elects not to accept such securities;

          8. For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          9. In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          10. For delivery in connection with any loans of securities made by the Trust on behalf of any Fund, but only against receipt of adequate collateral, as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

          11. For delivery as security in connection with any borrowing by the Trust on behalf of any Fund requiring a pledge of assets by the Trust on behalf of that Fund against receipt of amounts borrowed;

          12.  Upon receipt of instructions from the
               transfer agent for the Trust (the "Transfer
               Agent") for delivery to the Transfer Agent or to holders of Shares in connection with distributions in kind in satisfaction of requests by holders of Shares for repurchase or redemption; and

          13. For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Trustees signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the persons to whom delivery of such securities will be made.

C.   Registration of Securities
     --------------------------

     Securities held by the Custodian (other than bearer securities) will be registered in the name of the Trust on behalf of the Fund(s), or in the name of any nominee of the Trust, the Custodian or any Securities System, or in the name or nominee name of any agent or sub-custodian appointed pursuant to Article II, Section I hereof, provided that the Custodian will maintain a mechanism for identifying all securities belonging to each Fund, wherever held or registered. All securities accepted by the Custodian on behalf of the Trust for the Fund(s) hereunder will be in ``street name'' or other good delivery form.

D.   Bank Accounts
     -------------

     If requested by the Trust, the Custodian will open and maintain a separate bank account or accounts in the name of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and will hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund(s), other than cash maintained by the Trust in a bank account established and used in accordance with Rule
17f-3 under the 1940 Act.

E.   Payment for Shares
     ------------------

     The Custodian will receive from the distributor of the Shares of the Fund(s) or from the Transfer Agent and deposit into each Fund's custody account payments received for Shares of such Fund issued or sold from time to time by the Trust. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of cash payments for Shares of the Fund(s).

F.   Collection of Income and Other Payments
     ---------------------------------------

     The Custodian will collect on a timely basis all income and other payments with respect to securities held hereunder to which the Trust and each of the Fund(s) will be entitled by law or pursuant to custom in the securities business, and will credit such income and other payments, as collected, to each Fund's custody account.

G.   Payment of Trust Moneys
     -----------------------

     Upon receipt of proper instructions, which may be continuing instructions, the Custodian will pay out moneys of the Trust on behalf of the Fund(s) in the following cases only:

          1.   Upon the purchase of securities for the
               account of each Fund, but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Trust or by the Custodian as its agent for this purpose); (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Article II, Section J hereof or; (c) in the case of repurchase agreements entered into between the Trust on behalf of the Fund and the Custodian, or another bank, (i) against delivery of securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities and with an indication on the books of the Custodian that such securities are held for the benefit of the Fund, and (ii) against delivery of the receipt evidencing purchase by the Trust on behalf of the Fund of securities owned by the Custodian or other bank along with written evidence of the agreement by the Custodian or other bank to repurchase such securities from the Trust on behalf of the Fund;

          2. In connection with conversion, exchange or surrender of securities owned by the Trust on behalf of any Fund as set forth in Article II, Section B hereof;

          3. For the redemption or repurchase of Shares as set forth in Article II, Section H hereof;

          4. For the payment of any expense or liability incurred by the Trust with respect to the Fund(s), including, but not limited to, the following payments for the account of the Fund(s): interest, dividend disbursements, taxes, trade association dues, advisory, administration, accounting, transfer agent and legal fees, and operating expenses allocated to the Trust or the Fund(s) whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

          5. For the payment of any dividend declared on behalf of the Fund(s) pursuant to the governing documents of the Trust; and

          6. For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Trustees of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

H.   Payments for Repurchase or Redemptions of Shares of the Fund(s)
     ---------------------------------------------------------------

     From such funds as may be available, the Custodian will, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares of the Fund(s) who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to a commercial bank designated by the redeeming shareholders.

I.   Appointment of Agents
     ---------------------

     The Custodian may at any time in its discretion appoint, but only in accordance with an applicable vote by the Board of Trustees of the Trust, any bank or trust company, which is qualified under the 1940 Act to act as a custodian, as its agent or sub-custodian to carry out such of the provisions of this Article II as the Custodian may from time to time direct; provided that the appointment of any such agent or sub-custodian will not relieve the Custodian of any of its responsibilities or liabilities hereunder. The Custodian is hereby authorized to deposit, arrange for deposit and/or maintain foreign securities owned by the Trust on behalf of the Fund(s) with the Custodian's agent Bankers Trust Company or with the subcustodians or agents of the Custodian's agent.

J.   Deposit of Trust Assets in Securities Systems
     ---------------------------------------------

     The Custodian may deposit and/or maintain securities owned by the Trust on behalf of the Fund(s) in a clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (collectively referred to herein as a ``Securities System'') in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

          1. The Custodian may keep securities owned by the Trust on behalf of the Fund(s) in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which will not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;

          2. The records of the Custodian with respect to securities owned by the Trust on behalf of the Fund(s) which are maintained in a Securities System will identify by book-entry those securities belonging to the Fund(s);

          3.   The Custodian will pay for securities
               purchased for the account of the Fund(s) upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund(s). The Custodian will transfer securities sold for the account of the Fund(s) upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund(s). The Custodian will furnish the Trust a monthly account statement showing confirmation of each transfer to or from the account of the Fund(s) and each day's transactions in the Securities System for the account of the Fund(s);

		  4. The book-entry system of the Federal Reserve System authorized by the U.S. Department of the Treasury and the Depository Trust Company, a clearing agency registered with the SEC, each are hereby specifically approved as a Securities
               System, provided that any changes in these arrangements shall be subject to the approval of the Board of Trustees of the Trust; and

		  5. The Custodian will be liable to the Trust on behalf of any Fund for any direct loss or damage to the Trust on behalf of any Fund resulting from use of the Securities System to the extent caused by the gross negligence, willful misfeasance or reckless misconduct of the Custodian or any of its agents or of any of its or their employees. In no event will the Custodian be liable for any indirect, special, consequential or punitive damages.

K.   Segregated Accounts
     -------------------

     The Custodian, upon receipt of Proper Instructions (as hereinafter defined) from the Trust on behalf of any one or more applicable Funds, shall establish a segregated account for and on behalf of each such Fund into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Article II(J) hereof:

	 (a) in accordance with and subject to the provisions of any agreement ("Escrow Agreement") among the Trust, on behalf of each Fund(s), the Custodian and a broker-dealer registered under the Securities Exchange Act and a member of the NASD
(or any futures commission merchant registered under the Commodity Exchange Act) (collectively, "Broker-dealer"), relating to compliance with the rules of The Options
Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading
Commission and any registered contract market), or of any similar organization(s), regarding escrow or other arrangements in connection with transactions by such Fund(s). Such Escrow Agreements will only be entered into upon receipt of written instructions from the Trust, on behalf of the pertinent Fund(s) which state that (i) an agreement between the Broker-dealer and the Fund relating to such transactions (the "Trading Agreement") has been entered into, and (ii) the Fund is in compliance with all the rules and regulations of the agency or exchange having jurisdiction over such transactions. Transfers of initial funds or securities will be made into such account only upon written instructions; transfers of premium and variation margin may be made into such account pursuant to oral instructions. Transfers of funds from such account to the Broker-dealer for which the Custodian holds the account may only occur upon written certification by such Broker-dealer to the Custodian that pursuant to the Escrow Agreement and the Trading Agreement, all conditions precedent to its right to furnish the Custodian such instructions have been satisfied;

     (b) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund(s) or commodity futures contracts or options thereon purchased, sold or written by the Fund(s);

     (c) for purposes of compliance by the Fund(s) with the procedures required by Investment Company Act Release 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies;

     (d) to hold securities subject to repurchase agreements, to the extent that certificates for such securities are held in physical custody; and

     (e) for other proper Trust purposes, but only, in the case of this clause (e), upon receipt of, in addition to proper instructions from the Trust on behalf of the applicable Fund(s), a certificate signed by one or more of the Trustees of the Trust, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper Trust purposes.

L.   Ownership Certificates for Tax Purposes
     ----------------------------------------

     The Custodian will execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund(s) held by it and in connection with transfers of securities of the Fund(s).

M.   Proxies
     -------
     The Custodian will cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Trust on behalf of the Fund(s) or a nominee of the Trust, all proxies, without indication of the manner in which such proxies are to be voted, and will promptly deliver to the Trust's investment advisor for the Fund(s) (the "Advisor") such proxies, all proxy soliciting materials and all notices relating to such securities.

N.   Communications Relating to Securities of the Fund(s)
     ----------------------------------------------------

     The Custodian will transmit promptly to the Advisor of that Fund all written information
(including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund(s).
With respect to tender or exchange offers, the Custodian will transmit promptly to the Advisor all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Advisor desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Advisor will notify the Custodian at least five business days prior to the date on which the Custodian is to take such action.

O.   Proper Instructions
     --------------------

     "Proper Instructions'' as used herein mean a writing signed or initialed by one or more person or persons in such manner as the Board of Trustees will have authorized from time to time. Each writing will set forth the transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust will cause all oral instructions to be confirmed promptly in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, proper instructions may include communications effected directly between electromechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the assets of the Trust.

P.   Actions Permitted Without Express Authority
     -------------------------------------------

The Custodian may, in its discretion, without express authority from the Trust:

          1.   make payments to itself or others for
          minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments will be accounted for to the Trust;

          2. surrender securities in temporary form for securities in definitive form;

          3.   endorse for collection, in the name of
          the Trust on behalf of the Fund(s), checks, drafts and other negotiable instruments;
          and

          4.   in general, attend to all non-
          discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Trust, except as otherwise directed by the Trust or the Board of Trustees of the Trust.

Q.   Evidence of Authority
     ---------------------

     The Custodian will be protected in acting upon any instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The
Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote, or (b) of any determination or of any action by the Board of Trustees as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

III. Duties of Custodian with Respect to Books of Account
     ----------------------------------------------------

     The Custodian will cooperate with and supply to the entity or entities appointed to keep the books of account of the Trust such information in the possession of the Custodian as is reasonably necessary to the maintenance of the books of account of the Trust.

IV.  Records
     -------

     The Custodian will create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, including, without limitation, Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records will be property of the Trust and will at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. The Custodian will, upon request, provide the Trust with a tabulation of securities held by the Custodian on behalf of the Fund(s), and will, upon request, and for such compensation as will be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

V.   Opinion of Trust's Independent Accountant
     -----------------------------------------

     The Custodian will take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1A, Form N-SAR or other annual or semiannual reports to the SEC and with respect to any other requirements of the SEC.

VI.  Reports to Trust by Auditors
     ----------------------------

     The Custodian will provide the Trust, at such times as the Trust may reasonably request, with reports by its internal or independent auditors on the accounting system, internal accounting controls and procedures for safeguarding securities, including reports available on securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement. Such reports will be of sufficient scope and in sufficient detail as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed, will state in detail material inadequacies disclosed by such examination, and if there are no such inadequacies, will so state.

VII. Compensation of Custodian
     -------------------------

For the normal services the Custodian provides under this Custody Agreement, the Custodian will be entitled to reasonable compensation as agreed to between the Trust and the Custodian from time to time. Until agreed otherwise, the compensation will be as set forth on Schedule A attached hereto and made part hereof, as such Schedule may be amended from time to time. The fee set forth in Schedule A hereto is subject to an annual review and adjustment process.
In the event the Custodian provides any extraordinary services hereunder, it will be entitled to additional reasonable compensation.

VIII.Responsibility of Custodian/Indemnification
     -------------------------------------------

     So long as and to the extent that it has exercised reasonable care, the Custodian will not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and will be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

     The Custodian will be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and will be without liability for any action reasonably taken or omitted pursuant to such advice.

     The Custodian will exercise reasonable care in carrying out the provisions of this Agreement and shall be without liability for any action taken or omitted by it in good faith and without negligence.
The Trust will indemnify the Custodian and hold it harmless from and against all claims, liabilities, and expenses (including attorneys' fees) which the Custodian may suffer or incur on account of being Custodian hereunder, except to the extent such claims, liabilities and expenses are caused by the Custodian's own negligence or bad faith.
Notwithstanding the foregoing, nothing contained in this paragraph is intended to nor will it be construed to modify the standards of care and responsibility set forth in Article II, Section I hereof with respect to sub-custodians and in Article
II, Section J(5) hereof with respect to the Securities System.

   If the Trust requires the Custodian to take any action,which involves the payment of money or which may, in the reasonable opinion of the Custodian, result in liability or expense to the Custodian or its nominee, the Trust, as a prerequisite to requiring the Custodian to take such action, will provide indemnity to the Custodian in an amount and form satisfactory to it.

IX.  Effective Period; Termination; Amendment
     ----------------------------------------
     This Agreement will become effective as of the date hereof and remain effective until terminated as provided herein. This Agreement may be amended at any time only by written instrument signed by both parties. This Agreement may be terminated at any time on ninety (90) days' written notice by either party; provided that the Trust will not amend or terminate the Agreement in contravention of any applicable federal or state regulations, or any provision of the governing documents of the Trust, and further provided, that the Trust may at any time by action of its Board of Trustees immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the applicable federal regulator or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of this Agreement, the Trust will pay to the Custodian any fees incurred as a result of the termination transfer of assets, and reimburse the Custodian for all costs, expenses and disbursements that are due as of the date of such termination.

X.   Successor Custodian
     -------------------

If a successor custodian is appointed by the Board of Trustees of the Trust, the Custodian will, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and other assets of the Trust then held by it hereunder. The Custodian will also deliver to such successor custodian copies of such books and records relating to the Trust as the Trust and Custodian may mutually agree.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees will have been delivered to the Custodian on or before the date when such termination will become effective, then the Custodian will have the right to deliver to a bank or trust company of its own selection, doing business in the state in which either the principal place of business of the Trust or the Custodian is located and having an aggregate capital, surplus, and undivided profits of not less than $25,000,000, all securities, funds and other properties held by the Custodian under this Agreement. Thereafter, such bank or trust company will be the successor of the Custodian under this Agreement.

    In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of vote referred to, or of the Board of Trustees to appoint a successor custodian, the Custodian will be entitled to fair compensation for its services during such period as the Custodian and retain possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian will remain in full force and effect.

XI.  Interpretive and Additional Provisions
     --------------------------------------

   In connection with the operation of this Agreement, the Custodian and the Trust may from time to time agree on such provisions interpretive of, or in addition to, the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions will be in writing signed by both parties, provided that no such interpretive or additional provisions will contravene any applicable federal or state regulations or any provision of the governing documents of the Trust. No interpretive or additional provisions made as provided in the preceding sentence will be deemed to be an amendment of this Agreement.

XII. Delaware Law to Apply
     ---------------------

  This Agreement will be deemed to be a contract made in Delaware and governed by the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding and will inure to the benefit of the parties hereto and their respective successors.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first written above.


[SEAL] THE HOMESTATE GROUP a Pennsylvania common law trust

                              By:/s/ Kenneth G. Mertz, II, its Trustee
                                 ------------------------

                              By: /s/ Scott L. Rher
							     ------------------
                                  (Scott L. Rehr),President



[SEAL]                        WILMINGTON TRUST COMPANY


                              By: /s/ Lario Marini
							     -----------------
                                  (Lario Marini), Vice President

                    SCHEDULE A

                THE HOMESTATE GROUP

                   FEE SCHEDULE


  For the services Custodian provides under this Custody
Agreement, the Trust, on behalf of the Fund(s) listed below, agrees to pay to the Custodian with respect to each Fund a fee, payable monthly, determined as follows:


NAME OF FUND(S)                         FEE SCHEDULE
---------------                         ------------
                                        An annual fee for each Fund based
                                        upon the average daily net assets
										of each Fund as follows:


HomeState Pennsylvania Growth Fund      0.015% on the first $100 million


HomeState Select Opportunities Fund     0.010% on the assets in excess of
                                        $100 million, subject to a minimum
										fee of $300 per month,

The Year 2000 ("Y2K") Fund              plus, $12 per purchase, sale or
										maturity of a portfolio security,
                                        except those requiring physical
                                        delivery, which will be charged at
										$50 per purchase, sale or maturity,

                                        plus, $7 for each incoming wire of
										funds and $12 for each outgoing wire
										of funds,

                                        plus any out-of-pocket expenses.